NUMBER
                                                     ***             ***  SHARES

                                                SEE REVERSE FOR IMPORTANT NOTICE
                                               ON TRANSFER RESTRICTIONS, CERTAIN
                                               DEFINITIONS AND OTHER INFORMATION



                             FRONTLINE CAPITAL GROUP

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT





IS THE OWNER OF *** ***

FULLY PAID AND NON-ASSESSABLE SHARES OF 8 7/8% SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK, LIQUIDATION PREFERENCE $1,000 PER SHARE, $.01 PAR VALUE PER SHARE, OF

                             FrontLine Capital Group

(hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the certificate of incorporation of the Corporation, as amended (the "Charter"), and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

Countersigned and Registered:

/s/ Mitchell Rechler                               /s/ Scott Rechler
- -----------------------------                      -----------------------------
Mitchell Rechler, Secretary                        Scott Rechler, President

                                IMPORTANT NOTICE

         THE SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS CERTIFICATE FOR SHARES OF SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS CERTIFICATE FOR SHARES OF SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE CORPORATION OR ANY "AFFILIATE" OF THE
CORPORATION WAS THE OWNER OF THIS CERTIFICATE FOR SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK (OR ANY PREDECESSOR OF SUCH CERTIFICATE FOR SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK) ONLY (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(2), (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CERTIFICATE FOR SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, OR AS FIDUCIARY OR AGENT FOR SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, SUBJECT IN EACH OF THE FOREGOING CASES, TO AN APPROPRIATE CERTIFICATE OF TRANSFER COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CORPORATION. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE HOLDER OF THIS CERTIFICATE FOR SHARES OF SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK.

         OWNERSHIP OF THE SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK AS WELL AS THE COMMON STOCK ISSUABLE ON CONVERSION OF SUCH SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK IS SUBJECT TO CERTAIN LIMITATIONS AS CONTAINED IN THE CHARTER OF THE CORPORATION.

         The Corporation will furnish to any stockholder on request and without charge a full statement of the information required by Section 151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the transfer agent.

                               ------------------

              KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST,
               STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A
              BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A
                            REPLACEMENT CERTIFICATE.

                               ------------------

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenants in common              UNIF GIFT MIN ACT --  ______   Custodian ______
TEN ENT - as tenants by the entireties                            (Cust)             (Minor)
JT TEN  - as joint tenants with right of     under Uniform Gifts to Minors Act _______
          survivorship and not as tenants                                      (State)
          in common


     Additional abbreviations may also be used though not in the above list.

FOR VALUE  RECEIVED,  _______________________  HEREBY SELL,  ASSIGN AND TRANSFER
UNTO

Please insert social security or other identifying number of assignee

- -------------------------------------------

- --------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)


______________________________________ SHARES OF SERIES A CONVERTIBLE CUMULATIVE
PREFERRED STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


______________________________________ ATTORNEY  TO TRANSFER  THE SAID SHARES ON
THE BOOKS OF THE CORPORATION WITH THE POWER OF SUBSTITUTION IN THE PREMISES.


Dated:                           Signature:
       ------------------------            -------------------------------------
                                           NOTICE:   The   Signature   To   This
                                           Assignment  Must  Correspond With The
                                           Name As Written  Upon the Face Of The
                                           Certificate   In  Every   Particular,
                                           Without  Alteration Or Enlargement Or
                                           Any Change Whatsoever.

Signature Guaranteed by:


- -------------------------------